UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

__________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):

November 28, 2016

__________

INTEGRATED BIOPHARMA, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE

(STATE OR OTHER JURISDICTION OF INCORPORATION)

001-31668	22-2407475
(COMMISSION FILE NUMBER)	(I.R.S. EMPLOYER IDENTIFICATION NO.)

225 Long Avenue

Hillside, New Jersey 07205

 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(973) 926-0816

(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

On November 28, 2016, the Company held its 2016 Annual Meeting of Shareholders (the "Annual Meeting"). A total of 21,105,174 shares of the Company's common stock, par value $0.002 per share, were entitled to vote as of the close of business on October 14, 2015, the record date for the Annual Meeting. The holders of 17,466,360 shares of common stock, a majority, were present in person or represented by proxy at the Annual Meeting, at which the shareholders were asked to vote on two proposals. The proposals are described in detail in the Company’s definitive proxy materials which were filed with the Securities and Exchange Commission and first made available to shareholders on or about October 28, 2016. Set forth below is the matters acted upon by the Company’s shareholders at the Annual Meeting, and the final voting results of each such proposal.

Proposal No. 1 – Non-Binding Advisory Vote on Executive Compensation

The Company’s shareholders adopted a non-binding, advisory resolution approving the compensation paid to the Company’s named executive officers. The final voting results were as follows:

			Broker
For	Against	Abstain	Non-Votes
12,983,887	465,711	6,375	3,122,453

Proposal No. 2 – To ratify the appointment of the Company’s independent auditors for the fiscal year ending June 30, 2017

The Company’s shareholders voted in favor of ratifying the appointment of Friedman, LLP as the Company’s independent auditors for the fiscal year ending June 30, 2017. The final voting results were as follows:

For	Against	Abstain
16,501,571	51,001	25,854

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 28, 2016	INTEGRATED BIOPHARMA, INC.
By: /s/ Dina L. Masi
Dina L. Masi
Secretary